Exhibit 10.28

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (“Agreement”) is made and entered into as of the 15th day of May, 2003, by and between COLINAS CROSSING LP, a Delaware limited partnership (“Landlord”), i2 TECHNOLOGIES US, INC., a Nevada corporation (“Tenant”) and i2 TECHNOLOGIES, INC., a Delaware corporation (“Original Tenant”).

RECITALS:

A.    Landlord and Original Tenant, Tenant’s predecessor in interest, entered into that certain Lease dated August 3, 1999 (“Original Lease”) whereby Landlord leased to Original Tenant substantially all of the Rentable Area (as defined in the Original Lease) in that building (the “Building”) located in Dallas, Texas, known as Two Colinas Crossing, and having as its address 11511 Luna Road, situated on a tract of land more particularly described on Exhibit A attached hereto (the “Land”). The space in the Building encumbered by the Lease is referred to herein and in the Lease as the “Premises”. The Original Lease was amended by Landlord and Original Tenant pursuant to a certain First Amendment to Lease dated as of July 1, 2001 (the “First Amendment”).

B.    Prior to entering into the Original Lease, Landlord and Original Tenant entered into (i) a certain Lease (the “Building One Lease”) pursuant to which Original Tenant leased substantially all the space in a building adjacent to the Building, known as One Colinas Crossing, and (ii) a certain Development Agreement (the “Development Agreement”) pursuant to the terms of which, among other things, Landlord granted to Original Tenant certain rights to lease additional space, and agreed to certain restrictions regarding the sale and development of other tracts of land in the Colinas Crossing Office Park owned by Landlord that are more particularly referred to in the Development Agreement as the “Building 2 Site”, “Building 3 Site” and the “Building 4 Site”. The Building 2 Site is the Land; the Building 3 Site and the Building 4 Site are more particularly described in the Development Agreement.

C.    Original Tenant assigned all of its right, title and interest in the Original Lease to Tenant. Tenant is a wholly-owned subsidiary of Original Tenant. As of February     , 2003, Landlord and Tenant amended and restated the First Amendment pursuant to a certain Amended and Restated First Amendment to Lease (the “Amended Amendment”; the Original Lease as amended by the Amended Amendment is referred to herein as the “Lease”). Original Tenant did not assign its rights under the Development Agreement to Tenant.

D.    Tenant has vacated the Premises and Landlord and Tenant mutually desire to terminate the Lease and the Development Agreement, all on and subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.    Except as defined herein to the contrary, all terms utilized in this Agreement shall have the same meanings as the defined terms in the Lease.

2.    Termination Consideration.    In consideration for Landlord’s agreement to terminate the Lease and in settlement of all future rent and obligations of Tenant under the Lease, Tenant agrees to: (A) prior to or contemporaneously with the execution and delivery of this Agreement, (i) cause Original Tenant to execute and deliver to Landlord a promissory note (the “Note”) in the principal amount of $6,800,000.00 in the form attached hereto as Exhibit B, (ii) execute and deliver to Landlord the Bill of Sale (as defined below), and (iii) deliver to Landlord a current UCC and lien search in the name of Tenant and Original Tenant satisfactory to Landlord (the instruments and documents referred to in clauses (i), (ii) and (iii) preceding are collectively referred to as the “Closing Documents”), and (B) pay to Landlord cash (the “Cash Payment”) by wire transfer pursuant to the wiring instructions set forth on Exhibit C hereto, the sum of $7,597,184.50 within one business day after the date of this Agreement.

3.    Termination of the Lease.    Landlord acknowledges receipt of the Closing Documents. Subject to Landlord’s receipt of the Cash Payment, Landlord and Tenant hereby terminate the Lease in its entirety. The termination shall become effective automatically upon Landlord’s receipt of the Cash Payment (the date upon which the Cash Payment is received is referred to herein as the “Effective Date”). Tenant hereby surrenders the Premises to Landlord as of the Effective Date, and Landlord accepts the Premises, “AS IS” in its present condition and without any representations or warranties of any kind except with respect to Tenant Excluded Matters or as expressly set forth in this Agreement. Landlord and Tenant shall be relieved of all of their respective obligations to each other arising under the Lease, which accrue prior to, on or after the Effective Date effective as of the Effective Date; provided, however, (i) Tenant shall remain liable for, and the release in Section 14.A below shall not apply to, any Tenant Excluded Matters (as defined below), and (ii) Landlord shall remain liable for, and the release in Section 14.B shall not apply to, any Landlord Excluded Matters (as defined below). Ownership of all Tenant Improvements located in the Premises shall vest in Landlord automatically upon the termination of the Lease.

4.    No Default.    Landlord and Tenant hereby agree that (i) all rent and other sums due and payable by Tenant under the Lease for the period prior to the Effective Date have been paid in full, and (ii) no default has occurred and is continuing under the Lease or the Development Agreement as of the Effective Date.

5.    Furniture and Personal Property.    Attached hereto as Exhibit D is a list of furniture and other personal property (collectively, the “Listed Personal Property”) that is owned by Tenant and currently located in the Premises. Tenant hereby agrees to convey to Landlord good title to the Listed Personal Property pursuant to a bill of sale in the form attached hereto as Exhibit E, free and clear of all encumbrances and claims of title. Landlord has made a complete examination and inspection of the Listed Personal Property and accepts the same in its current condition, AS-IS, WHERE IS, without recourse to Tenant. Tenant makes no representations or warranties of any kind whatsoever with respect to the Personal Property, whether implied or express, except as expressly set forth in this Paragraph 5 or in the bill of sale. All implied warranties with respect thereto, including but not limited to those of merchantability and fitness for a particular purpose, are expressly negated and waived. Tenant confirms to Landlord that it has removed all other trade fixtures and personal property owned by Tenant, Original Tenant or any of their respective employees, located in the Premises and any trade fixtures or other property located in the Premises other than the Listed Personal Property shall be deemed to be abandoned by Tenant and may be removed and disposed of by Landlord at such times and in such manner as Landlord determines is necessary or appropriate (which removal and disposition shall be without cost to Tenant). Tenant hereby waives and releases all claims and interests it may have to any personal property located in or on the Premises on the date of this Agreement, including specifically, the Listed Personal Property.

6.    Removal of Tenant Signage.    Tenant covenants and agrees to remove or cause the removal of Tenant’s logo located on the front and back of the exterior of the Building and Tenant’s name and logo (including “Two i2 Place”) located on the monument signage situated in the front of the Building and to promptly repair any damage to the Building and/or monument signs caused by such removal. Tenant agrees to comply with its obligations under this Section within 30 days from the date of this Agreement.

7.    Installation of Switches.    Tenant covenants and agrees that on or before May 30, 2003, Tenant shall (i) rack mount the Catalyst 5500 switches in the Premises (which switches are currently located in Building One) in the intermediate distribution frames in the Premises from which the Catalyst 6500 switches were removed, (ii) connect power to the Catalyst 5500 switches, and (iii) power them up. On May 30, 2003, Tenant will demonstrate that the installation of the switches has occurred as provided in this Section 7 and verify the equipment inventory associated with such switches. All of the foregoing shall be accomplished at Tenant’s sole cost and expense.

8.    No Reconciliation of Operating Expenses.    The Lease requires Tenant to pay to Landlord as Additional Rent Tenant’s Pro Rata Share of the increase in Operating Expenses over the Base Operating Expenses. Prior to the date of this Agreement, Tenant has been paying to Landlord Tenant’s Pro Rata Share of the Estimated Operating Expense Increase for calendar year 2003. Landlord and Tenant agree that there will be no reconciliation of the payments made by Tenant with respect to Operating Expenses for the periods prior to the date of this Agreement with respect to the actual Operating Expenses for such periods. Each party waives and releases all claims it has or may have against the other if and to the extent the amounts paid by Tenant for its Pro Rata Share of Operating Expenses vary from the actual Operating Expenses for all such periods.

9.    No Adjustment of Base Rent or Tenant’s Electricity Charge.    Base Rent is payable by Tenant in advance each month and Tenant’s Electricity Charge is payable by Tenant in arrears each month. There shall be no pro ration of Base Rent or Tenant’s Electricity Charge for the month in which the Effective Date occurs and each party waives and releases all claims it has or may have against the other to the extent the amounts paid or owed for such month do not offset one another.

10.    No Proration of Ad Valorem Taxes.    The Lease requires Tenant to pay to Landlord as Additional Rent the amount by which Tenant’s Pro Rata Share of ad valorem taxes assessed against the Project exceeds the Tax Stop. Prior to the date of this Agreement, Tenant has been paying to Landlord its monthly share of the Estimated Tenant’s Tax Obligation for calendar year 2003. Landlord and Tenant agree that there will be no reconciliation of the payments made by Tenant with respect to Tenant’s Tax Obligation for calendar year 2003 or any other period prior to the date of this Agreement. Each party waives and releases all claims it has or may have against the other if and to the extent the amounts paid by Tenant for Tenant’s Tax Obligation vary from the actual Tenant’s Tax Obligation for all such periods.

11.    Termination of Development Agreement.    Landlord and Original Tenant hereby terminate the Development Agreement in its entirety and agree neither party has any further obligation, one to the other, under the Development Agreement as of the date of this Agreement. Specifically, the Building 2 Option, the Building 3 Option and the Building 4 Option (as such terms are defined in the Development Agreement) and the restrictions on sale, conveyance, development and leasing in Section 5 of the Development Agreement are of no further force or effect as of the date of this Agreement.

12. Brokers.

A.    Tenant agrees that it has been represented by Trammell Crow Company or an affiliate of Trammell Crow Company (“Tenant’s Broker”) pursuant to a written agreement and is solely responsible for the payment of any commission or other compensation arising out of the transactions contemplated in this Agreement. Each party to this Agreement represents and warrants to the other party that such party has had no dealings with any person, firm, agent, or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than Tenant’s Broker, and no real estate broker, agent, attorney, person, firm, or entity, other than Tenant’s Broker, is entitled to any commission or finder’s fee in connection with this transaction as the result of any dealings or acts of such party. Each party hereby agrees to indemnify, defend, protect, and hold the other party harmless from and against any costs, expenses, or liability for compensation, commission, fee, or charges that may be claimed by any agent, finder, or other similar party, by reason of any dealings or acts of the indemnifying party.

B.    Landlord also acknowledges that Tenant has agreed to pay to the Staubach Company (“Staubach”) a real estate commission equal to 4.5% of the purchase price for the Premises if Landlord enters into the Haggar Contract and sells the Premises to Haggar pursuant to the Haggar Contract (the “Staubach Commission”). Landlord confirms to Tenant that it has entered into a separate agreement with Staubach regarding the Staubach Commission and such agreement expressly provides that it supersedes the agreement with Tenant and is in lieu of any compensation payable to Staubach by Tenant. A true and correct copy of the agreement is attached hereto as Exhibit G.

13.    Representations

A.    Landlord represents to Tenant that (i) the execution, delivery and performance of this Agreement by Landlord and all other documents referenced herein or ancillary hereto to which it is a party and the consummation of the transactions contemplated herein by Landlord are within its partnership powers, are not in contravention of law or of the terms of its partnership agreement or any amendments thereto and have been duly authorized by all appropriate action, (i) it has not made any assignment, transfer, conveyance or other disposition of the Lease, any interest in the Lease, the Development Agreement or any interest in the Development Agreement or any of the Landlord Released Matters (as defined below), and (iii) it has no claim or cause of action against Tenant or Original Tenant under any indemnification or other provision of the Lease or the Development Agreement.

B.    Tenant represents to Landlord that (i) the execution, delivery and performance of this Agreement by Tenant and all other documents referenced herein or ancillary hereto to which it is a party and the consummation of the transactions contemplated herein by Tenant are within its corporate powers, are not in contravention of law or of the terms of its Articles of Incorporation, Bylaws or any amendments thereto and have been duly authorized by all appropriate action, (ii) it has not made any assignment, sublease (which has not been terminated prior to the Effective Date), transfer, conveyance or other disposition of the Lease or any interest in the Lease or any of the Tenant Released Matters, (iii) it has not removed or authorized the removal of any of the Listed Personal Property, (iv) it owns the Listed Personal Property free and clear of all liens, security interests and claims of third parties and none of the financing statements disclosed by the UCC Searches (as defined below) relate to the Listed Personal Property, (v) it has no claim or cause of action against Landlord under any indemnification or other provision of the Lease, and (vi) the value of the obligations from which Tenant is being relieved of by virtue of the termination of the Lease and the giving of the release in Section 14 below, exceed the value of the consideration being given by Tenant.

C.    Original Tenant represents to Landlord that (i) the execution, delivery and performance of this Agreement by Original Tenant and all other documents referenced herein or ancillary hereto to which it is a party, including specifically, the Note, and the consummation of the transactions contemplated herein by Original Tenant are within its corporate powers, are not in contravention of law or of the terms of its Articles of Incorporation, Bylaws or any amendments thereto and have been duly authorized by all appropriate action, (ii) it has not made any assignment, sublease, transfer, conveyance or other disposition of the Development Agreement or any interest in the Development Agreement or any of the Tenant Released Matters, (iii) Tenant owns the Listed Personal Property free and clear of all liens, security interests and claims of third parties and none of the financings statements disclosed by the UCC Searches relate to the Listed Personal Property, and (iv) it has no claim or cause of action against Landlord under any indemnification or other provision of the Lease or the Development Agreement.

D.    Tenant and Original Tenant acknowledge and confirm that (a) Tenant has provided to Landlord certain financing statements (the “UCC Searches”) executed by Tenant or Original Tenant that contain descriptions of property subject to security interests in favor of creditors of Tenant or Original Tenant, (b) the descriptions of the property in the UCC Searches are, in some cases, general in nature and may include categories of personal property that are the same or similar to categories of personal property that constitute the Listed Personal Property, and (c) the delivery of the UCC Searches is not intended and shall not be construed to adversely effect, qualify or limit Tenant’s or Original Tenant’s representations regarding the Listed Personal Property contained in paragraphs B and C above respectively.

14.    Release of Claims.

A.    Landlord does hereby fully, irrevocably and unconditionally release and discharge Tenant, Original Tenant and their respective officers, directors, shareholders, principals, predecessors, employees, agents, successors and assigns (collectively, the “Tenant Released Parties”) of and from any and all claims, actions, cross-actions, demands, causes of action, damages, costs, expenses, losses and liabilities, lawsuits, debts, accounts, covenants, agreements, obligations and remedies, of any and every kind or nature, that arise under or in connection with, or which relate to the Lease, the Premises and/or the Development Agreement, any transactions associated therewith, or any act, omission, event or occurrence related thereto other than Tenant Excluded Matters (the matters so released and discharged are referred to collectively as the “Landlord Released Matters”), including without limitation, all Landlord Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind of character, whether heretofore or hereafter accruing, asserted or unasserted, for or because of any matter or thing done, omitted, or suffered to be done by any of the Tenant Released Parties prior to, including or after the date of the actual execution of this Agreement, INCLUDING ANY CLAIMS BASED IN WHOLE OR IN PART OF THE NEGLIGENCE OR STRICT LIABILITY OF SUCH TENANT RELEASED PARTIES. Nothing in this release is intended or shall be construed to release Tenant or any of the Tenant Released Parties from any Tenant Excluded Matter. For the purposes of this Agreement, the term “Tenant Excluded Matter” shall mean (i) any express representation, warranty or agreement of Tenant made in this Agreement or any of the Closing Documents, and (ii) any loss, cost or expense suffered or incurred by Landlord as a consequence of any claims made by a third party as a result of any dealings, acts or occurrences between such third party and Tenant that relate to the Premises and arose prior to the Effective Date.

B.    Tenant and Original Tenant do hereby fully, irrevocably and unconditionally release and discharge Landlord, its partners and their officers, directors, shareholders, principals, predecessors, employees, agents, successors and assigns (collectively, the “Landlord Released Parties”) of and from any and all claims, actions, cross-actions, demands, causes of action, damages, costs, expenses, losses and liabilities, lawsuits, debts, accounts, covenants, agreements, obligations and remedies, of any and every kind or nature, that arise under or in connection with, or which relate to the Lease, the Premises and/or the Development Agreement, any transactions associated therewith, or any act, omission, event or occurrence related thereto other than Landlord Excluded Matters (the matters so released and discharged are referred to collectively as the “Tenant Released Matters”), including without limitation, all Tenant Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind of character, whether heretofore or hereafter accruing, assert or unasserted, for or because of any matter or thing done, omitted, or suffered to be done by any of the Landlord Release parties prior to, including or after the date of the actual execution of this Agreement, INCLUDING ANY CLAIMS BASED IN WHOLE OR IN PART OF THE NEGLIGENCE OR STRICT LIABILITY OF SUCH LANDLORD RELEASED PARTIES. Nothing in this release is intended or shall be construed to release Landlord or any of the Landlord Released Parties from any Landlord Excluded Matter. For the purposes of this Agreement, the term “Landlord Excluded Matter” shall mean (i) any express representation or agreement of Landlord made in this Agreement or any of the Closing Documents, and (ii) any loss, cost or expense suffered or incurred by Tenant as a consequence of any claims made by a third party as a result of any dealings or acts or occurrences between such third party and Landlord that relate to the Premises and arise after the Effective Date.

15.    Release of Memorandum of Lease.    Concurrently with the execution and delivery of this Agreement, Landlord, Original Tenant and Tenant are executing a release of the Memorandum of Lease (the “Lease Memorandum Release”) recorded in Volume 99152, Page 01119 of the Real Property Records of Dallas County, Texas, in the form attached hereto as Exhibit H. Landlord shall cause the Lease Memorandum Release to be filed in the Real Property Records of Dallas County, Texas within 15 days after the Effective Date.

16.    Release of Memorandum of Development Agreement.    Concurrently with the execution and delivery of this Agreement, Landlord and Original Tenant are executing a release of the Memorandum of Development Agreement (the “Development Agreement Release”) recorded in Volume 999059, Page 05504 of the Real Property Records of Dallas County, Texas, in the form attached hereto as Exhibit I. Landlord shall cause the Development Agreement Release to be filed in the Real Property Records of Dallas County, Texas within 15 days after the Effective Date.

17.    Tenant’s Plans.    Prior to May 30, 2003, Tenant will either (i) deliver to Landlord a copy, at Landlord’s cost and expense, of any plans and specifications in Tenant’s possession regarding the interior construction work performed by Tenant in the Premises not being removed by Tenant, or (ii) provide Landlord with the names and addresses of persons Landlord can contact for such copies at Landlord’s cost and expense. All of such plans and specifications or information shall be delivered as-is, without warranty or representation of any kind.

18.    Whole Agreement.    The mutual obligations of the parties as provided herein are the sole consideration for this Agreement, and no representations, promises or inducements have been made by the parties other than as appear in this Agreement. This Agreement may not be amended except in writing signed by both parties.

19.    Building One Lease.    All of Landlord’s interest in the Building One Lease was transferred to its current owner, PW Commerce Center LP, a Texas limited partnership, an affiliate of Landlord. Nothing in this Agreement is intended, or shall be construed, to modify, amend or otherwise affect any of the terms and provisions of the Building One Lease, all of which remain in full force and effect as of the date of this Agreement.

20.    Miscellaneous.    The express warranties, representations, agreements, and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement may be executed in any number of counterparts which together shall constitute the Agreement. If any party obtains a judgment against any other party by reason of breach of this Agreement, reasonable attorneys’ fees as fixed by the court shall be included in such judgment. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. This Agreement shall be construed and enforced in accordance with the laws of the state of Texas. The parties agree that each party and its legal counsel have reviewed or have had the opportunity to review this Agreement. In the event of any conflict between the terms of the Lease and this Agreement, this Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

COLINAS CROSSING LP,

a Delaware limited partnership

By:  Steven A. Means Interests, Inc.,

a Texas corporation, a general partner

By: /s/ Steven A. Means

Name: Steven A. Means

Its: President

TENANT:

i2 TECHNOLOGIES US, INC.,

a Nevada corporation

By: /s/ William Beecher

Name: William Beecher

Its: CFO

ORIGINAL TENANT:

i2 TECHNOLOGIES, INC.,

a Delaware corporation

By: /s/ William Beecher

Name: William Beecher

Its: CFO

JOINDER OF BUILDING ONE OWNER

The undersigned joins in this Agreement for the purpose of acknowledging and agreeing to be bound by the provisions of Section 19 of this Agreement.

PW COMMERCE CENTER LP,

a Texas limited partnership

By: PW Fairview, Inc.

       its general partner

By: /s/ F. Michael Nugent

Name: F. Michael Nugent

Title: Vice President